Exhibit 10.3
ROCHESTER MEDICAL CORPORATION
2010 STOCK INCENTIVE PLAN
NON-INCENTIVE STOCK OPTION AGREEMENT
     This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made effective this                      day of                     ,                     , by and between Rochester Medical Corporation, a Minnesota corporation (the “Company”) and                     , an individual resident of                     ,                      (“Employee”).
     1. Grant of Option. The Company hereby grants Employee the option (the “Option”) to purchase all or any part of an aggregate of [                    ] shares (the “Shares”) of Common Stock of the Company at the exercise price of $[                    ] per share according to the terms and conditions set forth in this Agreement and in the Rochester Medical Corporation 2010 Stock Incentive Plan (the “Plan”). The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is issued under the Plan and is subject to its terms and conditions. Words and phrases not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Plan. A copy of the Plan will be furnished upon request of Employee.
     The Option shall terminate at the close of business [ten] years from the date hereof.
     2. Vesting of Option Rights.
     (a) Except as otherwise provided in this Agreement, the Option may be exercised by Employee in accordance with the following schedule:

Number of Shares
On or after each of	with respect to which	Cumulative
the following dates	the Option is exercisable	Total

     (b) During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution. More particularly, the Option may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to these provisions, or the levy of an execution, attachment or similar process upon the Option, shall be void.
     Employee may designate a beneficiary or beneficiaries to exercise Employee’s rights with respect to the Option upon Employee’s death. In the absence of any such designation, benefits remaining unpaid at death shall be paid to Employee’s estate.
[Employee — Non-ISO]

     3. Exercise of Option after Termination of Employment, Retirement, Death or Disability. The Option shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its Affiliates, except that:
     (a) If Employee’s employment shall be terminated for any reason, voluntary or involuntary, other than for (i) “Cause” (as defined in Section 3(f)) as provided in Section 3(b) below, (ii) Employee’s retirement as provided in Section 3(c) below, or (iii) Employee’s death or disability (within the meaning of Section 22(e)(3) of the Code) as provided in Section 3(d) below, Employee may at any time within a period of three (3) months after such termination exercise the Option to the extent the Option was exercisable by Employee on the date of the termination of Employee’s employment.
     (b) If Employee’s employment is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.
     (c) If Employee’s employment is terminated because Employee has retired from the Company at age 60 or older (or pursuant to early retirement with the consent of the Committee) and has completed 10 or more years of service with the Company or an Affiliate, and Employee shall not have fully exercised the Option, the Option shall continue to vest in accordance with the schedule set forth in Section 2(a) hereof, and such Option may be exercised in accordance with its terms as though such termination had never occurred, except as otherwise provided in Section 3(d) and Section 3(e) below.
     (d) If Employee shall die while the Option is still exercisable according to its terms or if employment is terminated because Employee has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Employee shall not have fully exercised the Option, such Option may be exercised at any time within twelve (12) months after Employee’s death or date of termination of employment for disability by Employee, personal representatives or administrators or guardians of Employee, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Employee was entitled to purchase under the Option on (i) the date of death or (ii) the date of termination for such disability, as applicable.
     (e) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.
     (f) “Cause” shall mean (i) the willful and continued failure by Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Employee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Employee in misconduct which causes substantial injury to the Company or its Affiliates, its other employees or the employees of its Affiliates or its clients or the clients of its Affiliates, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on Employee’s part shall be considered “willful” unless done or omitted to be done, by Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

     4. Acceleration of Exercisability Upon Change in Control.
     (a) Notwithstanding any other provision in this Agreement, the Option may be exercised as to 100% of the Shares on the date of a “Change in Control.” A “Change in Control” shall mean any of the following: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other corporate reorganization are owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other corporate reorganization, (ii) a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that any person or group has acquired beneficial ownership of more than 50% of the then outstanding shares of Common Stock and, for this purpose, the terms “person,” “group” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Exchange Act or related rules promulgated by the Securities and Exchange Commission; (iii) the Continuing Directors (as defined below) cease to constitute a majority of the Company’s Board of Directors; (iv) a sale of all or substantially all of the assets of the Company or the dissolution of the Company; (v) the commencement of or public announcement of an intention to make a tender or exchange offer for more than 50% of the then outstanding shares of the Common Stock; or (vi) the majority of Continuing Directors, in their sole and absolute discretion, determine that there has been a change in control of the Company. “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, who (A) was a member of the Board of Directors on the date of this Agreement or (B) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.
     (b) If a Change in Control shall occur, the Continuing Directors in their sole discretion, and without the consent of Employee, may determine that Employee shall receive, in lieu of some or all of the shares of Common Stock subject to this Option, as of the effective date of any such Change in Control, cash in an amount equal to the excess, if any, of the Fair Market Value of such shares on the effective date of such Change in Control over the exercise price per share of this Option, subject to any applicable withholding for income or payroll taxes.
     5. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period. The notice shall state the number of Shares as to which the Option is being exercised and the manner of payment, and shall be accompanied by payment in full of the exercise price for all Shares designated in the notice. Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by Employee having a Fair Market Value equal to the full exercise price of the Shares being acquired, or (iii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company a combination thereof. Employee shall represent and warrant in writing that Employee is the owner of any shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions. In addition, the Option may be exercised by instructing the Company to deliver a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.
     6. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of Shares subject to the Option and the exercise price with respect to the Option.
     7. Forfeiture of Option and Option Gain Resulting From Certain Activities.
     (a) If, at any time that (i) is two (2) years after the date that Employee has exercised the Option or (ii) is two (2) years after the date of the termination of Employee’s employment with the Company for any reason whatsoever while an option agreement under the Plan is in effect, whichever is longer, Employee engages in any Forfeiture Activity (as defined below) then (i) the Option shall immediately terminate effective as of the date any such activity first occurred, and (ii) any gain received by Employee pursuant to the exercise of the Option granted hereunder must be paid to the Company within thirty (30) days of demand by the Company. For purposes hereof, the gain on any exercise of the Option shall be determined by multiplying the number of Shares purchased pursuant to the Option times the excess of the Fair Market Value of a share of the Company’s Common Stock on the date of exercise (without regard to any subsequent increase or decrease in the fair market value) over the exercise price.
     (b) As used herein, Employee shall be deemed to have engaged in a “Forfeiture Activity” if Employee (i) directly or indirectly, engages in any business activity on his or her own behalf or as a partner, stockholder, director, trustee, principal, agent, employee, consultant or otherwise of any person or entity which is in any respect in competition with or competitive with the Company or solicits, entices or induces any employee or representative of the Company to engage in any such activity, (ii) directly or indirectly solicits, entices or induces (or assists any other person or entity in soliciting, enticing or inducing) any customer or potential customer (or agent, employee or consultant of any customer or potential customer) with whom Employee had contact in the course of his or her employment with the Company to deal with a competitor of the Company or (iii) fails to hold in a fiduciary capacity for the benefit of the Company all confidential information, knowledge and data, including customer lists and information, business plans and business strategy (“Confidential Data”) relating in any way to the business of the Company for so long as such Confidential Data remains confidential.
     (c) If any court of competent jurisdiction shall determine that the foregoing forfeiture provision is invalid in any respect, the court so holding may limit such covenant either or both in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against Employee. Employee shall acknowledge that the remedy of law for any breach of the foregoing covenant not to compete will be inadequate, and that the Company shall be entitled, in addition to any remedy of law, to preliminary and permanent injunctive relief. Notwithstanding the foregoing, this Section 7 shall have no application following a Change in Control.
     8. Miscellaneous.
     (a) Income Tax Matters.
     (i) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Employee, are withheld or collected from Employee.
     (ii) In accordance with the terms of the Plan, and such rules as may be adopted under the Plan, Employee may elect to satisfy Employee’s federal and state income tax withholding obligations arising upon exercise of the Option by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Employee having a Fair Market Value equal to the amount of such taxes. Any such shares already owned by Employee shall have been owned by Employee for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. Employee shall represent and warrant in writing that Employee is the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions. Employee’s election must be made on or before the date that the amount of tax to be withheld is determined.
     (b) Plan Provisions Control. In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.
     (c) No Rights of Shareholders. Neither Employee, Employee’s legal representative nor a permissible assignee of this Option shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to the Shares issuable upon the exercise of this Option, in whole or in part, unless and until such Shares have been issued in the name of Employee, Employee’s legal representative or permissible assignee, as applicable.
     (d) No Right to Employment. The grant of the Option shall not be construed as giving Employee the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Employee from employment free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan. By participating in the Plan, Employee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
     (e) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement.
     (f) Severability. If any provision of the Plan or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of this Agreement shall remain in full force and effect.
     (g) No Trust or Fund Created. Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Employee or any other Person. To the extent that Employee acquires a right to receive payments from the Company or any Affiliate pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
     (h) No Fractional Shares. No fractional shares shall be issued or delivered pursuant to this Agreement. The Company will pay, in lieu thereof, the Fair Market Value of such fractional share.
     (i) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
     (j) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange or the Nasdaq Stock Market and the Minnesota Business Corporation Act. As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.
     (k) Consultation With Professional Tax and Investment Advisors. The holder of this Award acknowledges that the grant, exercise, vesting or any payment with respect to this Award, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Code or under local, state or international tax laws.

The holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, the holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of the holder without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.
{Signature page follows}

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date set forth in the first paragraph.

ROCHESTER MEDICAL CORPORATION
By:
Name:
Title:

[EMPLOYEE]

Name:

{Signature Page to Non-Incentive Stock Option Agreement/
Rochester Medical Corporation 2010 Stock Incentive Plan}